UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 7, 2019
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9920 Jefferson Boulevard
Culver City, California 90232
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2019, the compensation committee of our board of directors approved and adopted a severance plan for our Chief Operating Officer and Chief Financial Officer. Under the severance plan, if either named executive officer’s employment with NantHealth is terminated for a reason other than cause, then, subject to the Severance Conditions (as defined below), the named executive officer will be entitled to receive the following severance benefits:

•A lump-sum payment (less applicable withholdings) equal to 100% of his or her annual base salary (depending on the current position of the executive officer);
•A prorated portion of his or her annual target bonus, as in effect immediately before termination, based on the portion of the performance period the named executive officer served; and
•Benefits continuation according to NantHealth’s policy for all employees.
To receive the severance benefits, the named executive officer must sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to NantHealth and be in compliance with any confidentiality, proprietary information and inventions assignment agreement and any other appropriate agreement between the named executive officer and NantHealth (together, the “Severance Conditions”).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	August 13, 2019	By: /s/ Bob Petrou
Bob Petrou Chief Financial Officer